Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Homeland Precious Metals Corp.

We have issued an audit report dated April 21, 2004 for the year ended March 31, 2004 for Homeland Precious Metals Corp. included in the Registration Statement Form F-1. We consent to the use of our auditors report in the aforementioned registration statement and to the reference to our firm under the heading "Experts."

Respectfully submitted,

/s/ Robison, Hill & Co.
 Certified Public Accountants

Salt Lake City, Utah
May 6, 2004